Page 1
Chase Manhattan Auto Grantor Trust 1996-B
                                                Statement to Certificateholders
                                                                  April 17 2000

        DISTRIBUTION IN DOLLARS
          ORIGINAL             PRIOR                                                                                      CURRENT
           FACE               PRINCIPAL                                                      REALIZED    DEFERRED        PRINCIPAL
CLASS     VALUE               BALANCE          PRINCIPAL         INTEREST        TOTAL        LOSES      INTEREST         BALANCE
A         1,478,422,107.71    165,389,665.64   17,197,006.67     911,021.41  18,108,028.08    0.00        0.00       148,192,658.97
B            45,725,000.00      5,115,211.96      531,873.22      28,815.69     560,688.91    0.00        0.00         4,583,338.74
TOTALS    1,524,147,107.71    170,504,877.60   17,728,879.890    939,837.10  18,668,716.99    0.00        0.00       152,775,997.71

    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                           PASS-THROUGH RATES
              PRIOR                                                                      CURRENT                      CURRENT
            PRINCIPAL                                                                    PRINCIPAL          CLASS     PASS THRU
 CLASS      FACTOR           PRINCIPAL            INTEREST          TOTAL                FACTOR                       RATE
A           111.86904253      11.63200048            .61621198       12.24821246      100.23704204           A        6.610000 %
B           111.86904232      11.63200044            .63019552       12.26219595      100.23704188           B        6.760000 %
TOTALS      111.86904252      11.63200048            .61663149       12.24863197      100.23704204

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Kimberly  Costa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3247
Email: kimberly.k.costa@chase.com

                                 (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                         Page 2
Chase Manhattan Auto Grantor Trust 1996-B
                                                                   April 17 2000
                        STATEMENT TO CERTIFICATEHOLDERS

                        Due Period                                     43
                        Due Period Beg Date                      03/01/00
                        Due Period End Date                      03/31/00
                        Determination Date                       04/10/00

Section 5.8(iii)  Servicing Fee
Section 5.8(iii)  Servicing Fee per $1000

Section 5.8(v) Pool Balance at the end of the Collection Period

Section 5.8(vi)  Net Losses for Collection Period

Section 5.8(vii)  Carryover Shortfall for Collection Period
                      Class A Interest                              0.00
                      Class B Interest                              0.00
                      Class A Principal                             0.00
                      Class B Principal                             0.00
                      TOTAL                                         0.00

Section 5.8(viii)  Reserve Account Balance after Disbursement

Section 5.8(ix)  Specified Reserve Account Balance

Section 5.8(x) Repurchase Amounts for Repurchased Receivables
                       By Seller                                   0.00
                       By Servicer                           146,572.19
                       TOTAL                                 146,572.19


                                 (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 3
Chase Manhattan Auto Grantor Trust 1996-B
                                                   April 17 2000
Section 5.8(xi)  Advance Summary for Collection Period

     Unreimbursed Advances for Previous Period                3,995,273.46
     Unreimbursed Advances for Period                         3,971,575.78
     Change From Previous Periods                               -23,697.68

     Reimbursed advance from collections                        201,525.19
     Reimbursed advance from liquidation proceeds                21,619.26
     Reimbursed advance from reserve account withdrawals              0.00